UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2021

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2021, the board of directors (the “Board”) of Acushnet Holdings Corp. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Ms. Jan Singer to fill the newly-created vacancy, effective immediately. Ms. Singer will serve until such time as her respective successor is duly elected and qualified at the Company’s 2022 Annual Meeting or until her earlier death, resignation, retirement, disqualification or removal. Ms. Singer will also serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.
Ms. Singer has most recently served as the Chief Executive Officer of J. Crew Group, Inc. from February 2020 to December 2020. Previously, Ms. Singer served as the Chief Executive Officer of Victoria’s Secret Lingerie from January 2016 to January 2019 and the Chief Executive Officer of Spanx, Inc. from June 2014 to January 2016, in addition to previous roles at Nike, Reebok, Prada, Calvin Klein, and Chanel. Ms. Singer currently serves on the Board of Directors of Supernova Partners Acquisition Co. III Ltd. and has also previously served on the board of directors of J. Crew Group, Inc. and Kate Spade & Company.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Roland Giroux
Name:	Roland Giroux
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: November 15, 2021